UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

0-17071	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, Indiana	47305-2814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 747-1500

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Merchants Corporation, an Indiana corporation (“First Merchants”), and Level One Bancorp, Inc., a Michigan corporation (“Level One”), are parties to that certain Agreement and Plan of Merger, dated as of November 4, 2021 (the “Merger Agreement”). Pursuant to the Merger Agreement, Level One will merge with and into First Merchants (the “Merger”) and, immediately thereafter, Level One Bank will merge with and into First Merchants Bank.

On March 24, 2022, First Merchants filed Articles of Amendment to its Articles of Incorporation with the Indiana Secretary of State to create its 7.50% Non-Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”). Pursuant to the Merger Agreement, at closing of the Merger, one share of the Preferred Stock will be issued in exchange for each share of Level One’s 7.50% Non-Cumulative Perpetual Preferred Stock, Series B, which has terms that are substantially identical to the Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	First Merchants Corporation Articles of Incorporation, as amended.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2022

FIRST MERCHANTS CORPORATION

By:	/s/ Michele M. Kawiecki
Michele M. Kawiecki,
Chief Financial Officer